                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549


                                   FORM 8-K

                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



     Date of Report (date of earliest event reported):  September 26, 1996



                             SCP POOL CORPORATION
            (Exact name of registrant as specified in its charter)


          Delaware                       0-26640                36-3943363
          --------                       -------                ----------
(State or other jurisdiction     (Commission File Number)      (IRS Employer
 of incorporation)                                           Identification No.)




128 Northpark Boulevard, Covington, Louisiana                      70433-5070
---------------------------------------------                      ----------
(Address of principal executive offices)                           (Zip Code)



Registrant's telephone number, including area code:  (504) 892-5521
                                                     --------------



                       This Instrument contains 5 pages.

                    The Exhibit Index is located on page 5.
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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

          On September 26, 1996, South Central Pool Supply, Inc. ("SCP"), a Delaware corporation and the wholly owned subsidiary of SCP Pool Corporation ("SCP Pool"), completed its acquisition of the business of The B-L Network, Inc. ("BLN"), a Delaware corporation, pursuant to the terms of the Asset Purchase Agreement, dated as of September 26, 1996 among BLN, Bio-Lab, Inc. ("Bio-Lab"), SCP and SCP Pool (the "BLN Purchase Agreement"). The following discussion is only a summary and is qualified in its entirety by reference to the Exhibit to this Current Report on Form 8-K.

          Pursuant to the BLN Purchase Agreement, SCP acquired substantially all of the assets, and assumed certain of the liabilities, of BLN in exchange for promissory notes in the aggregate principal amount of approximately $32.7 million, subject to adjustment. The amount of consideration was determined by reference to the book value of the assets acquired and as a result of negotiations among BLN and SCP. Prior to the acquisition, there was no relationship among Bio-Lab or BLN and the registrant or any of its affiliates, any director or officer of the registrant, or any associate of any such director or officer. The promissory notes are expected to be repaid from cash generated from operations, borrowings under SCP's bank credit facility, and by the proceeds of the sale of certain assets by Alliance Packaging, Inc. ("Alliance"), a subsidiary of SCP, to Bio-Lab pursuant to the terms of the Alliance Purchase Agreement (as defined below).

          The assets acquired from BLN include swimming pool supplies inventory and fixed assets used in the distribution of swimming pool supplies. SCP intends to sell such inventory in the ordinary course of business and to continue to use such fixed assets in the distribution of swimming pool supplies.

ITEM 5.   OTHER EVENTS

          On September 26, 1996, Alliance, SCP and SCP Pool agreed to sell certain assets of Alliance, including inventory and fixed assets used in the conversion, blending, tableting and repackaging of swimming pool and spa chemicals, to Bio-Lab pursuant to the Asset Purchase Agreement, dated as of September 26, 1996 among Alliance, SCP, SCP Pool and Bio-Lab (the "Alliance Purchase Agreement").

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

          (a)  Financial Statements of Businesses Acquired

               To be filed by amendment. Pursuant to Item 7(a)(4) of Form 8-K, the registrant hereby indicates that the filing of the financial statements required in response to this item within 15 calendar days of the acquisition is

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               impracticable, and undertakes to file such information on an amendment to this Form 8-K no later than 60 days after October 11, 1996.

          (b)  Pro forma financial information.

               To be filed by amendment. Pursuant to Item 7(b)(2) of Form 8-K, the registrant hereby indicates that the filing of the financial statements required in response to this item within 15 calendar days of the acquisition is impracticable, and undertakes to file such information on an amendment to this Form 8-K no later than 60 days after October 11, 1996.

          (c)  Exhibits

               10.1 Asset Purchase Agreement, dated as of September 26, 1996, among South Central Pool Supply, Inc., SCP Pool Corporation, The B-L Network, Inc. and Bio-Lab, Inc.

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                                   SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       SCP POOL CORPORATION



Dated: October 8, 1996                 By: /s/ Maurice D. Van Dyke
                                           ------------------------------------
                                            Chief Financial Officer, Treasurer
                                             and Secretary







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                                 EXHIBIT INDEX

Exhibit No.                     Description                            Page No.
-----------                     -----------                            --------


     10.1 Asset Purchase Agreement, dated as of September 26, 1996, among South Central Pool Supply, Inc., SCP Pool
               Corporation, The B-L Network, Inc. and Bio-Lab, Inc.

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